UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2008

SEQUIAM CORPORATION
(Exact name of registrant as specified in its charter)

California	333-45678	33-0875030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sunport Lane, Orlando, Florida	32809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (407) 541-0773

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2008, Sequiam Corporation, a California corporation (“Sequiam”),entered into Second Amended and Restated Employment Agreements (the “Amended Employment Agreements”) with Nicholas VandenBrekel, its President and Chief Executive Officer, and Mark Mroczkowski, its Executive Vice President, Chief Financial Officer and Secretary.  Each Amended Employment Agreement is effective as of February 1, 2008.  The Amended Employment Agreements contain two (2) material changes from the prior employment agreements (the “Original Employment Agreements”) of Mr. VandenBrekel and Mr. Mroczkowski.  First, the Original Employment Agreements provided for a one (1) year severance payment term if either of the Original Employment Agreements were terminated (collectively, a “Termination Event”) without cause by the Company or with cause by either Mr. VandenBrekel or Mr. Mroczkowski.  The Amended Employment Agreements reduced the severance payment term to a six (6) month period in the event of a Termination Event.  Second, the Amended Employment Agreements removed the termination compensation payable to each of Mr. VandenBrekel and Mr. Mroczkowski upon an unapproved change in control of the Company.

The Amended Employment Agreements were entered into pursuant to stipulations made by, Biometrics Investors, LLC(“Biometrics”),as a condition precedent to further funding under Sequiam’s financing agreements with Biometrics.

A copy of the Amended Employment Agreementswith Messrs VandenBrekel and Mroczkowski are attached to this report as exhibit 10.1, and 10.2, respectively.

SECTION 9 –FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Shell Company Transactions.

Not Applicable

(d)	Exhibits.

Number      Description
10.1	Second Amended and Restated Employment Agreement – Nicholas VandenBrekel.

10.2	Second Amended and Restated Employment Agreement – Mark Mroczkowski.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION
(Registrant)

Date: February 20, 2008
	By:	/s/ Mark L. Mroczkowski
Mark L. Mroczkowski
Executive Vice President and Chief Financial Officer